Exhibit 99.1

12395 First American Way, Poway, Calif. 92064

NEWS FOR IMMEDIATE RELEASE

Contacts: Henri Van Parys Corporate Communications Manager 727.214.1072 henri.vanparys@FADV.com	Cindy Williams Investor Relations Manager 727.214.3438 clwilliams@FADV.com

FIRST ADVANTAGE CORPORATION REPORTS OPERATING

RESULTS FOR THE FIRST QUARTER OF 2008

POWAY, Calif., April 23, 2008—First Advantage Corporation (NASDAQ: FADV) (“the Company”), a global risk mitigation and business solutions provider, today announced its operating results for the first quarter ended March 31, 2008.

First Advantage reported income from continuing operations of $16.3 million (27 cents per diluted share) for the quarter ended March 31, 2008, compared to $11.2 million (19 cents per diluted share) for the quarter ended March 31, 2007. Results of operations for the quarter ending March 31, 2007, includes compensation-related expense of $8 million ($4.7 million after tax or 8 cents per diluted share) related to the resignation of John Long, former chief executive officer.

The Company has decided to dispose of Credit Management Solutions, Inc., our automotive consumer credit software business, and recently announced the sale of First Advantage Investigative Services, our investigative and surveillance business. Loss from discontinued operations for the quarter ended March 31, 2008 was $3.0 million, net of tax (5 cents per diluted share). Included in the loss from discontinued operations for the quarter is an impairment charge of $2.3 million after taxes reflecting the amount by which the carrying value of the net assets being disposed exceed their estimated fair value. Income from discontinued operations for the quarter ended March 31, 2007, also includes the results of operations for US SEARCH.com, our consumer location business which was sold in the fourth quarter of 2007.

Earnings before interest, taxes, depreciation and amortization, (EBITDA) were $37.1 million and $31.6 million for the quarters ended March 31, 2008, and 2007, respectively.

“We are pleased with our first quarter operating results,” stated Anand Nallathambi, president and chief executive officer. “Our Dealer Services, Multifamily Services and Investigative and Litigation Support segments performed well as margins increased from the first quarter of last year. We are also encouraged to see improving results in our Lender Services segment, where we experienced increased momentum in transaction volumes in the first quarter, and a significant increase in sequential service revenue and operating margin over the fourth quarter of last year.

“As stated in our earlier conference calls, over the last year, we have been going through a systematic review of our businesses to determine strategic fit and long term sustainability. If we deem an asset to be non-strategic or unable to generate sustainable value to expectations, we have been exploring divestiture or closure options. As a continuation of that process, we have decided to dispose of our automotive consumer credit software and surveillance businesses as they did not meet our growth and margin profiles, nor were they strategic to their respective business segments. We will continue to review and manage all of our assets with a heightened focus on financial performance and strategic value.”

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First Advantage Corporation Reports Operating Results for the First Quarter of 2008

“First Advantage will continue to focus on achieving operating efficiencies in all of our businesses and emphasize cross-sell opportunities to take advantage of our vast array of products and services. We believe our leadership position in each of our major businesses and strong financial condition will enable us to take advantage of opportunities that will make First Advantage even stronger and continue to enhance long-term shareholder value.”

First Advantage’s first quarter 2008 results will be discussed in more detail on Wednesday, April 23, 2008, at 5:00 p.m. EDT, via teleconference and webcast. The teleconference dial-in number is 888.889.1652 within the U.S. and 210.795.9764 outside the U.S. The teleconference pass code is “Advantage”. The live audio webcast of the call will be accessible from the Investor Relations section of First Advantage’s Web site at www.FADV.com. An audio replay of the teleconference call will be available through May 7, 2008, by dialing 888.562.7629 within the U.S., or 402.220.6506 outside the U.S. An audio archive of the webcast will also be available for replay on First Advantage’s Web site following the call.

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First Advantage Corporation Reports Operating Results for the First Quarter of 2008

Summary Income Statement (Unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2008	2007
Service revenue	$188,254	$191,060
Reimbursed government fee revenue	14,025	14,201

Total revenue	202,279	205,261
Cost of service revenue	53,716	58,712
Government fees paid	14,025	14,201

Total cost of sales	67,741	72,913
Gross margin	134,538	132,348

Salaries and benefits	66,449	70,641
Facilities and telecommunications	8,200	7,718
Other operating expenses	22,834	22,587
Depreciation and amortization	9,896	9,537

Income from operations	27,159	21,865

Interest (expense) income:
Interest expense	(425)	(3,226)
Interest income	419	332

Interest (expense) income, net	(6)	(2,894)
Equity in earnings of investee	—	780

Income from continuing operations before income taxes and minority interest	27,153	19,751
Provision for income taxes	10,974	8,038

Income from continuing operations before minority interest	16,179	11,713
Minority interest	(87)	560

Income from continuing operations	16,266	11,153

(Loss) income from discontinued operations, net of tax	(2,977)	90

Net income	$13,289	$11,243

Per share amounts:
Basic earnings per share
Income from continuing operations	$0.27	$0.19
(Loss) income from discontinued operations, net of tax	(0.05)	0.00

Net income	$0.22	$0.19

Diluted earnings per share Income from continuing operations	$0.27	$0.19
(Loss) income from discontinued operations, net of tax	(0.05)	0.00

Net income	$0.22	$0.19

Basic weighted-average shares outstanding	59,159	58,371
Diluted weighted-average shares outstanding	59,234	58,888
EBITDA calculation:
Net income	$13,289	$11,243
Provision for income taxes	10,974	8,038
Interest expense	6	2,894
Loss (income) from discontinued operations, net of tax	2,977	(90)
Depreciation and amortization	9,896	9,537

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$37,142	$31,622

*EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.

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First Advantage Corporation Reports Operating Results for the First Quarter of 2008

Segment Financial Information (Unaudited)

	Three Months Ended March 31,
(In thousands, except percentages)	2008	2007
Service revenue
Lender Services	$39,314	$46,612
Data Services	28,629	33,697
Dealer Services	25,926	27,336
Employer Services	53,687	54,698
Multifamily Services	18,349	17,605
Investigative & Litigation Support Services	23,503	12,323
Corporate	(1,154)	(1,211)

Consolidated	$188,254	$191,060

Income (Loss) from operations
Lender Services	$9,465	$12,656
Data Services	6,133	10,685
Dealer Services	4,519	3,668
Employer Services	3,471	5,111
Multifamily Services	4,772	4,314
Investigative & Litigation Support Services	9,525	2,921
Corporate	(10,726)	(17,490)

Consolidated	$27,159	$21,865

Operating margin percentage of service revenue
Lender Services	24.08%	27.15%
Data Services	21.42%	31.71%
Dealer Services	17.43%	13.42%
Employer Services	6.47%	9.34%
Multifamily Services	26.01%	24.50%
Investigative & Litigation Support Services	40.53%	23.70%
Corporate	N/A	N/A

Consolidated	14.43%	11.44%

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First Advantage Corporation Reports Operating Results for the First Quarter of 2008

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and specialty finance markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; supply chain security consulting; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; skills and behavioral assessments; business tax consulting services; corporate and litigation investigations; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software and renters insurance. First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in Poway, Calif., and has more than 4,800 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500(R) company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release are forward looking, including those related to future dispositions. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data; and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the company’s filings with the SEC, including its 2007 Annual Report on Form 10-K and subsequent amendments, for a further discussion of these and other risks.

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